Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

SECOND QUARTER 2013 FINANCIAL RESULTS

HAMILTON, BERMUDA, July 17, 2013 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $49.9 million and diluted earnings per common share of $1.61 for the quarter ended June 30, 2013.

The results for the quarter include net premiums earned of $142.9 million, net favorable development of $44.1 million, net investment income of $17.8 million and net realized gains on investments of $11.7 million, partially offset by $18.6 million of losses from second quarter major catastrophes.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our performance reflects favorable prior period development, investment losses on a total return basis and active capital management.  Our book value per common share was $59.67 as of June 30, 2013, a decrease of 0.9% from March 31, 2013.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect mild deterioration in overall reinsurance rate adequacy. With our strong balance sheet and experienced underwriting, investment, and risk professionals we are well positioned to operate effectively in the current challenging market conditions.”

Results for the quarter ended June 30, 2013 are summarized as follows:

•	Net income was $49.9 million and diluted earnings per common share were $1.61.

•	Net premiums written were $146.4 million and net premiums earned were $142.9 million.

•	Combined ratio was 74.4%.

•	Net investment income was $17.8 million.

•	Net realized gains on investments were $11.7 million.

Results for the quarter ended June 30, 2013 as compared with the quarter ended June 30, 2012 are summarized as follows:

•	Net income was $49.9 million compared to net income of $67.5 million.

•	Net premiums written increased $4.9 million (or 3.5%) and net premiums earned decreased $2.1 million (or 1.5%).

•	Combined ratio decreased 1.9 percentage points.

•	Net investment income decreased $8.3 million (or 31.9%).

•	Net realized gains on investments decreased $13.3 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2013 were $57.4 million, $79.7 million and $9.3 million, respectively, representing 39.2%, 54.5% and 6.3%, respectively, of total net premiums written. Combined ratios for these segments were 65.3%, 78.2% and 105.0%, respectively.  Compared with the quarter ended June 30, 2012, net premiums written decreased $4.3 million (or 7.0%) in the Property and Marine segment and increased $7.0 million (or 9.7%) and $2.2 million (or 31.4%) in the Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2013 are summarized as follows:

•	Net income was $136.4 million and diluted earnings per common share were $4.26.

•	Net premiums written were $281.1 million and net premiums earned were $269.8 million.

•	Combined ratio was 60.7%.

•	Net investment income was $36.4 million.

•	Net realized gains on investments were $25.0 million.

Results for the six months ended June 30, 2013 as compared with the six months ended June 30, 2012 are summarized as follows:

•	Net income was $136.4 million compared to net income of $120.8 million.

•	Net premiums written decreased $4.0 million (or 1.4%) and net premiums earned decreased $13.5 million (or 4.8%).

•	Combined ratio decreased 21.4 percentage points.

•	Net investment income decreased $18.4 million (or 33.6%).

•	Net realized gains on investments decreased $22.3 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2013 were $116.8 million, $150.6 million and $13.8 million, respectively, representing 41.5%, 53.6% and 4.9%, respectively, of total net premiums written. Combined ratios for these segments were 35.9%, 75.6% and 106.7%, respectively.  Compared with the six months ended June 30, 2012, net premiums written decreased $13.1 million (or 10.1%) in the Property and Marine segment and increased $3.5 million (or 2.4%) and $5.6 million (or 68.4%) in the Casualty and Finite Risk segments, respectively.

Total assets were $4.0 billion as of June 30, 2013, a decrease of $221.4 million (or 5.2%) from March 31, 2013 and a decrease of $285.4 million (or 6.6%) from December 31, 2012.  Investments and cash and cash equivalents were $3.6 billion as of June 30, 2013, a decrease of $275.3 million (or 7.1%) from March 31, 2013 and a decrease of $339.9 million (or 8.6%) from December 31, 2012.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $64.4 million as of June 30, 2013, a decrease of $66.7 million from March 31, 2013 and a decrease of $73.3 million from December 31, 2012.

During the quarter ended June 30, 2013, the Company repurchased 2,705,797 common shares for $155.9 million at a weighted average cost, including commissions, of $57.62 per share.  During the six months ended June 30, 2013, the Company repurchased 3,997,661 common shares for $224.2 million at a weighted average cost, including commissions, of $56.09 per share.

Shareholders’ equity was $1.7 billion as of June 30, 2013, a decrease of $166.1 million (or 8.7%) from March 31, 2013 and a decrease of $148.0 million (or 7.8%) from December 31, 2012.  Book value per common share was $59.67 as of June 30, 2013 based on 29.3 million common shares outstanding, a decrease of $0.56 (or 0.9%) from $60.23 as of March 31, 2013 based on 31.8 million common shares outstanding and an increase of $1.77 (or 3.1%) from $57.90 as of December 31, 2012 based on 32.7 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, July 18, 2013 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-791-4321 (US callers) or 913-981-5507 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 5503533.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, July 18, 2013 until 11:00 a.m. Eastern time on Thursday, July 25, 2013.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 5503533. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP).  Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP.  Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2012.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2013 and December 31, 2012
($ and amounts in thousands, except per share data)

	(unaudited)
	June 30,	December 31,
	2013	2012
Assets
Investments:
Fixed maturity securities	$1,920,710	$2,054,498
Short-term investments	77,636	172,801
Cash and cash equivalents	1,609,461	1,720,395
Accrued investment income	19,805	21,299
Reinsurance premiums receivable	133,360	128,517
Reinsurance balances (prepaid and recoverable)	5,464	6,560
Funds held by ceding companies	119,445	114,090
Deferred acquisition costs	30,173	28,112
Reinsurance deposit assets	76,948	50,693
Other assets	54,900	36,338
Total assets	$4,047,902	$4,333,303

Liabilities
Unpaid losses and loss adjustment expenses	$1,793,087	$1,961,282
Unearned premiums	123,590	113,960
Debt obligations	250,000	250,000
Commissions payable	72,994	64,849
Other liabilities	61,685	48,678
Total liabilities	$2,301,356	$2,438,769

Shareholders' Equity
Common shares	$293	$327
Additional paid-in capital	3,817	209,897
Accumulated other comprehensive income	64,367	137,690
Retained earnings	1,678,069	1,546,620
Total shareholders' equity	$1,746,546	$1,894,534

Total liabilities and shareholders' equity	$4,047,902	$4,333,303

Book value per common share (1)	$59.67	$57.90

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 29,268 and 32,722 at June 30, 2013 and December 31, 2012, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Six Months Ended June 30, 2013 and 2012
($ and amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Net premiums earned	$142,933	$145,075	$269,786	$283,287
Net investment income	17,808	26,155	36,352	54,707
Net realized gains on investments	11,686	24,978	25,004	47,317
Net impairment losses on investments	(1,516)	(1,113)	(1,937)	(2,183)
Other income (expense)	(315)	(191)	1,077	(670)
Total revenue	170,596	194,904	330,282	382,458

Expenses
Net losses and loss adjustment expenses	62,667	67,117	76,665	146,313
Net acquisition expenses	30,313	30,200	60,532	60,857
Operating expenses	19,718	19,696	39,023	36,679
Net foreign currency exchange losses (gains)	(859)	(310)	(1,079)	222
Interest expense	4,780	4,774	9,559	9,546
Total expenses	116,619	121,477	184,700	253,617
Income before income taxes	53,977	73,427	145,582	128,841
Income tax expense	4,123	5,895	9,212	8,022
Net income	$49,854	$67,532	$136,370	$120,819

Basic
Weighted average common shares outstanding	30,571	33,914	31,467	34,602
Basic earnings per common share	$1.63	$1.98	$4.32	$3.48

Diluted
Adjusted weighted average common shares outstanding	30,970	34,104	31,904	34,805
Diluted earnings per common share	$1.61	$1.97	$4.26	$3.46

Comprehensive income (loss)
Net income	$49,854	$67,532	$136,370	$120,819
Other comprehensive income (loss), net of deferred taxes	(66,736)	8,104	(73,323)	1,927
Comprehensive income (loss)	$(16,882)	$75,636	$63,047	$122,746

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended June 30, 2013 and 2012
($ in thousands)

	Three Months Ended June 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$57,350	$79,711	$9,309	$146,370

Net premiums earned	58,832	75,629	8,472	142,933
Net losses and loss adjustment expenses	21,292	35,358	6,017	62,667
Net acquisition expenses	9,698	18,068	2,547	30,313
Other underwriting expenses	7,414	5,670	327	13,411
Segment underwriting income (loss)*	$20,428	$16,533	$(419)	36,542

Net investment income				17,808
Net realized gains on investments				11,686
Net impairment losses on investments				(1,516)
Other income (expense)				(315)
Corporate expenses not allocated to segments				(6,307)
Net foreign currency exchange (losses) gains				859
Interest expense				(4,780)
Income before income taxes				$53,977

Underwriting ratios:*
Net loss and loss adjustment expense	36.2%	46.8%	71.0%	43.8%
Net acquisition expense	16.5%	23.9%	30.1%	21.2%
Other underwriting expense	12.6%	7.5%	3.9%	9.4%
Combined	65.3%	78.2%	105.0%	74.4%

	Three Months Ended June 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$61,695	$72,678	$7,086	$141,459

Net premiums earned	62,838	75,746	6,491	145,075
Net losses and loss adjustment expenses	17,653	45,851	3,613	67,117
Net acquisition expenses	8,721	18,487	2,992	30,200
Other underwriting expenses	7,454	5,625	267	13,346
Segment underwriting income (loss)*	$29,010	$5,783	$(381)	34,412

Net investment income				26,155
Net realized gains on investments				24,978
Net impairment losses on investments				(1,113)
Other income (expense)				(191)
Corporate expenses not allocated to segments				(6,350)
Net foreign currency exchange (losses) gains				310
Interest expense				(4,774)
Income before income taxes				$73,427

Underwriting ratios:*
Net loss and loss adjustment expense	28.1%	60.5%	55.7%	46.3%
Net acquisition expense	13.9%	24.4%	46.1%	20.8%
Other underwriting expense	11.9%	7.4%	4.1%	9.2%
Combined	53.9%	92.3%	105.9%	76.3%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Six Months Ended June 30, 2013 and 2012
($ in thousands)

	Six Months Ended June 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$116,777	$150,555	$13,803	$281,135

Net premiums earned	110,684	146,424	12,678	269,786
Net losses and loss adjustment expenses	7,087	65,001	4,577	76,665
Net acquisition expenses	17,925	34,317	8,290	60,532
Other underwriting expenses	14,746	11,393	660	26,799
Segment underwriting income (loss)*	$70,926	$35,713	$(849)	105,790

Net investment income				36,352
Net realized gains on investments				25,004
Net impairment losses on investments				(1,937)
Other income (expense)				1,077
Corporate expenses not allocated to segments				(12,224)
Net foreign currency exchange (losses) gains				1,079
Interest expense				(9,559)
Income before income taxes				$145,582

Underwriting ratios:*
Net loss and loss adjustment expense	6.4%	44.4%	36.1%	28.4%
Net acquisition expense	16.2%	23.4%	65.4%	22.4%
Other underwriting expense	13.3%	7.8%	5.2%	9.9%
Combined	35.9%	75.6%	106.7%	60.7%

	Six Months Ended June 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$129,848	$147,078	$8,194	$285,120

Net premiums earned	124,166	151,512	7,609	283,287
Net losses and loss adjustment expenses	58,590	86,887	836	146,313
Net acquisition expenses	17,956	35,862	7,039	60,857
Other underwriting expenses	14,289	10,661	458	25,408
Segment underwriting income (loss)*	$33,331	$18,102	$(724)	50,709

Net investment income				54,707
Net realized gains on investments				47,317
Net impairment losses on investments				(2,183)
Other income (expense)				(670)
Corporate expenses not allocated to segments				(11,271)
Net foreign currency exchange (losses) gains				(222)
Interest expense				(9,546)
Income before income taxes				$128,841

Underwriting ratios:*
Net loss and loss adjustment expense	47.2%	57.3%	11.0%	51.6%
Net acquisition expense	14.5%	23.7%	92.5%	21.5%
Other underwriting expense	11.5%	7.0%	6.0%	9.0%
Combined	73.2%	88.0%	109.5%	82.1%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833